PBF Energy Announces Joseph Marino to Become Chief Financial Officer
Upon Retirement of Karen B. Davis
Ms. Davis Re-Appointed to Serve on the Board

PARSIPPANY, NJ – August 19, 2025 – PBF Energy Inc. (NYSE: PBF) today announced the promotion of Joseph Marino to Chief Financial Officer (“CFO”), effective October 1, 2025. On that date, current CFO, Karen B. Davis, will retire as an executive of the company and rejoin the Board of Directors, where she previously served from January 1, 2020, through December 31, 2022.

Matt Lucey, PBF Energy’s CEO, said, "On behalf of our Board of Directors and management team, I want to thank Karen for her exceptional leadership and unwavering dedication to PBF Energy. Since returning to management, Karen has been instrumental in strengthening our organization. Her commitment to talent development has transformed our finance team and positioned us perfectly for Joe Marino's seamless transition into this role. We look forward to continuing to benefit from her invaluable expertise as she rejoins PBF Energy's Board of Directors."

“Joe, currently our Treasurer, has been with PBF since 2011, holding finance and accounting roles of increasing responsibility. His expertise will be instrumental as we continue to advance our financial initiatives, and I am excited to partner with him to deliver value for shareholders.”

Mr. Marino, age 46, joined the Company in 2011 and has served as PBF’s Treasurer since 2020. He has held numerous finance and accounting roles during his tenure, including serving as the Company’s Assistant Controller from 2015 to 2020. Prior to joining PBF, he was employed at Ernst & Young LLP, where he represented large public and private corporations in the oil and gas industry and the industrial products, retail consumer products and health science industries.

Forward-Looking Statements
Statements in this press release relating to future plans, results, performance, expectations, achievements, and the like are considered “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These forward-looking statements include the Company's expectations with respect to its plans, objectives, expectations, and intentions with respect to the full and partial restart of the Martinez refinery following the February 1, 2025 fire, the timing of such restart, the throughput of the Martinez refinery and anticipated insurance recoveries related to the fire, the amount and the timing of cost savings and operational efficiencies to be achieved through the Company’s Refining Business Improvement Initiatives as well as the Company's future earnings and operations overall, including those of our 50- 50 equity method investment in SBR. These forward-looking statements involve known and unknown risks, uncertainties and other factors, many of which may be beyond the Company's control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Factors and uncertainties that may cause actual results to differ include but are not limited to the risks disclosed in the Company's filings with the SEC, our ability to operate safely, reliably, sustainably and in an environmentally responsible manner; our ability to procure necessary permits and equipment and materials required to rebuild the Martinez refinery; our ability to successfully diversify our operations; our ability to make acquisitions or investments, including in renewable diesel production, and to realize the benefits from such acquisitions or investments; our ability to close divestitures and the timing thereof; our ability to successfully manage the operations of our 50-50 equity method investment in SBR; our expectations with respect to our capital spending and turnaround projects; risks associated with our obligation to buy Renewable Identification Numbers and related market risks related to the price volatility thereof; the possibility that we might reduce or not pay further dividends in the future; certain developments in the global oil markets and their impact on the global macroeconomic conditions; risks relating to the securities markets generally; the impact of changes in inflation, interest rates and capital costs; and the impact of market conditions, unanticipated developments, adverse outcomes with respect to regulatory approvals or matters or litigation, changes in laws or regulations and other events that could negatively impact the Company. All forward-looking statements speak only as of the date hereof. The Company undertakes no obligation to revise or update any forward-looking statements except as may be required by applicable law.

About PBF Energy Inc.

PBF Energy Inc. (NYSE:PBF) is one of the largest independent refiners in North America, operating, through its subsidiaries, oil refineries and related facilities in California, Delaware, Louisiana, New Jersey, and Ohio. Our mission is to operate our facilities in a safe, reliable and environmentally responsible manner, provide employees with a safe and rewarding workplace, become a positive influence in the communities where we do business, and provide superior returns to our investors.

PBF Energy is also a 50% partner in the St. Bernard Renewables joint venture focused on the production of next generation sustainable fuels.

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Contacts:

Colin Murray (investors)
ir@pbfenergy.com
Tel: 973.455.7578

Michael C. Karlovich (media)
mediarelations@pbfenergy.com
Tel: 973.455.8994
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